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                                  EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 18, 1995 which appears on page 28 of the 1994 Annual Report to Shareholders of Altera Corporation, which is incorporated by reference in Altera Corporation's Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to the reference to us under the heading "Experts" in such Prospectus.



PRICE WATERHOUSE LLP



San Jose, California


September 18, 1995